EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER FISCAL YEAR 2016

•	Non-GAAP net sales of $552.0 million.

•	On a non-GAAP basis: gross margins of 57.9%; operating income of $162.6 million; net income of $138.4 million and EPS of 64 cents per diluted share. The midpoint of our original guidance was 61 cents.

•
On a GAAP basis: net sales of $540.3 million; gross margins of 54.2%; operating income of $76.1 million; net income of $61.2 million; and EPS of 28 cents per diluted share. There was no First Call published estimate for GAAP EPS.

•	Record quarterly dividend declared of 35.9 cents per share.

•	Announced the signing of a definitive agreement to acquire Atmel Corporation.

CHANDLER, Arizona - February 3, 2016 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2015 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three months ended December 31, 2015
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$540.3		$552.0
Gross Margin	$292.7	54.2%	$319.7	57.9%
Operating Income	$76.1	14.1%	$162.6	29.5%
Other Expense	$(26.0)		$(8.7)
Income Tax (Benefit) Provision	$(11.1)		$15.4
Net Income	$61.2	11.3%	$138.4	25.1%
Earnings per Diluted Share	28 Cents		64 Cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

- - more - -

Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

GAAP net sales for the third quarter of fiscal 2016 were $540.3 million, up 2.2% from GAAP net sales of $528.7 million in the prior year's third fiscal quarter. GAAP net income for the third quarter of fiscal 2016 was $61.2 million, or 28 cents per diluted share, down 28.9% from GAAP net income of $86.1 million, or 39 cents per diluted share, in the prior year's third fiscal quarter.

Non-GAAP net sales for the third quarter of fiscal 2016 were $552.0 million, up 3.0% from non-GAAP net sales of $535.8 million in the prior year's third fiscal quarter. Non-GAAP net income for the third quarter of fiscal 2016 was $138.4 million, or 64 cents per diluted share, down 3.4% from non-GAAP net income of $143.3 million, or 64 cents per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2016 and fiscal 2015, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), GAAP non-recognition of revenue for inventory in the distribution channel at the acquisition dates for our acquisitions, revenue recognition changes related to Micrel distributors, revenue recognition changes related to ISSC distributors, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 35.9 cents per share. The quarterly dividend is payable on March 7, 2016 to stockholders of record on February 22, 2016.

On January 19, 2016, Microchip announced the signing of a definitive agreement to acquire Atmel Corporation for $8.15 per share in a combination of cash and shares of Microchip common stock. The acquisition price represents a total equity value of about $3.56 billion, and a total enterprise value of about $3.40 billion, after excluding Atmel's cash and investments net of debt on its balance sheet of approximately $155.0 million as of December 31, 2015.

In a separate press release, Microchip also announced the promotion of Mr. Ganesh Moorthy to President and Chief Operating Officer.

"Our December quarter results were strong amidst a very turbulent macro and semiconductor industry backdrop. The quarterly results in non-GAAP revenue, gross margin percentage, operating expense percentage and operating profit percentage were all better than the midpoint of our guidance given on November 4," said Steve Sanghi, Chairman and CEO. "Additionally, our non-GAAP diluted earnings per share came in at 64 cents which is above the 62 to 63 cents upwardly revised guidance we provided in the announcement of our preliminary results on January 19, 2016."

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

Mr. Sanghi added, "Our solid financial results in the December quarter position us well as we prepare for our acquisition of Atmel, which we expect to close in the second calendar quarter of 2016."
"Our microcontroller revenue was down 3.5% in the December quarter compared to the September quarter. We experienced the same broad-based weakness that the industry is experiencing. In calendar year 2015, our microcontroller business revenue was down 1.4% compared to calendar year 2014, and while we are not happy about the decline, we are confident that we are gaining market share in every microcontroller market that we compete in during what was a difficult year for the overall industry," said Ganesh Moorthy, President and Chief Operating Officer. "We are continuing to deliver innovative new 8-bit, 16-bit and 32-bit microcontrollers that we believe will enable us to grow faster than the market and gain further market-share."

Mr. Moorthy added, "Our analog business revenue, which includes Micrel, was up 4.1% in the December quarter compared to the September quarter, and was up 3.6% compared to the year-ago quarter. In calendar year 2015, our analog business revenue was up 22.4% compared to calendar year 2014. The strong growth and increase in market-share in 2015 was the result of our organic growth initiatives as well as our Micrel acquisition. Our analog business represented 31.2% of Microchip's overall revenue in the December quarter, the highest percentage of our total revenue it has ever been. We continue to develop and introduce a wide range of innovative and proprietary new products to fuel the future growth of our analog business, complemented by the products added to our portfolio through acquisitions."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our cash generation in the December quarter excluding our acquisition activities, our dividend payment, and changes in borrowing levels under our revolving line of credit was $172 million. As of December 31, 2015, our consolidated cash and total investment position was $2.40 billion. The dividend we announced today marks the 48th occasion that we have increased our dividend payment, and cumulative dividends paid are now at $2.73 billion."

Mr. Sanghi concluded, "We believe that our business has stabilized and that the majority of the inventory correction is behind us. The March quarter will be impacted negatively by the Chinese New Year holidays in Asia but it is also the strongest quarter of the year for Microchip in Europe. Based on our analysis of economic and semiconductor industry conditions, as well as our own business indicators, we are guiding the March quarter non-GAAP net sales to be flat to up 3% sequentially."

Microchip's Highlights for the Quarter Ended December 31, 2015:

•
Microchip's LoRa® Wireless Module, the RN2483, was the world's first to pass LoRa Alliance's LoRaWAN™ certification. The LoRaWAN standard enables low-data-rate Internet of Things and Machine-to-Machine wireless communication with a range of up to 10 miles, a battery life of 10 years, and the ability to connect millions of wireless sensor nodes to LoRaWAN gateways.

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

•
In order to address both automotive and industrial Ethernet applications, Microchip announced the new KSZ8061 single-chip 10BASE-T/ 100BASE-TX Ethernet physical-layer transceiver with Quiet-WIRE® technology. This Ethernet PHY transceiver provides reduced line emissions and superior receiver immunity over unshielded twisted pair cables.

•
Microchip introduced its first 16-bit PIC® MCU with 1 MB of Flash, its largest 16-bit MCU memory size, which enables Microchip to serve applications that need additional on-chip memory and low power consumption such as electricity metering, HVAC control, fingerprint scanners, and gaming.

•
Microchip expanded its USB Port Power Controller portfolio with the capability to support two ports of USB charging, versus the single port supported by its existing devices. The new dual-channel device, the UCS2112, maximizes system reliability and uptime using dynamic thermal management.

•
Microchip launched the PIC32 MPLAB® Harmony Ecosystem Development Program, which offers embedded software developers access to comprehensive tools and news markets. The new program provides developers multiple channels for increasing business and marketing to the rapidly growing PIC32 MPLAB Harmony user base.

•
Expanding on its established MOST150 technology for automotive applications, Microchip announced the new MOST150 Coaxial Transceiver, which enables powerful, robust, and cost-efficient automotive infotainment networks based on coaxial cables. The OS82150 extends the usage of coaxial cabling to powerful infotainment networks based on MOST150 technology.

•	Microchip continued to demonstrate that MOST® technology is a leading standard for automotive infotainment, announcing several new design wins for the technology.

•
Microchip expanded its development platform for its 8-bit PIC MCUs with core-independent peripherals. Designers can combine these building blocks to perform application functions autonomously, and they can be interconnected with an increasing amount of integrated intelligent analog peripherals. Microchip also introduced version 3.0 of its MPLAB® Code Configurator and released the Curiosity Development board to support its 8-bit PIC MCUs.

•	In order to keep up with the USB-C™ connector revolution, Microchip added the UTC2000, a USB-C controller, to its leading portfolio of USB devices.

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

•
Microchip expanded its high-performance 32-bit MCU family with an integrated floating point unit series. The 48-member PIC32MZ EF series integrated 2 MB Flash, 512 KB RAM, 18 MSPS 12-bit ADC, FPU, crypto engine, Hi-Speed USB, 10/100 Ethernet, CAN and best-in-class peripheral options.

•
Three of Microchip's products were named on EDN Magazine's Hot 100 Products of 2015. EDN Editors selected them from thousands of products launched in 2015. The products included were the MGC3030 3D gesture controller (in the sensors category) and the dsPIC33EP "GS" Digital Signal Controller and the PIC16F1579 family of 8-bit MCUs (in the microcontroller category).

•	Embedded Computing Design Magazine chose Microchip's PIC16F1579/PIC16F18877 8-bit MCUs as its September 2015 Editor's Choice Product.

Fourth Quarter Fiscal Year 2016 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to our recent acquisition of Micrel and the related purchase accounting and revenue differences related to revenue recognition in our distribution channel, we are not able to provide GAAP guidance at this time. We are able to provide the following non-GAAP guidance:

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$552.0 million to $568.5 million
Gross Margin[2]	57.9% to 58.1%
Operating Expenses	27.3% to 27.9%
Operating Income	30.0% to 30.8%
Other Expense	$7.9 million
Income Tax Expense	10% to 10.5%
Net Income	$141.1 million to $150.5 million
Diluted Common Shares Outstanding[3]	217.6 million shares
Earnings per Diluted Share[3]	65 cents to 69 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days at March 31, 2016 are expected to be up between 2 days and 8 days, to between 122 days and 128 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2016 are expected to be approximately $28 million. Capital expenditures for all of fiscal year 2016 are expected to be approximately $110 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

•	We expect net cash generation during the March quarter of $140 million to $160 million prior to the dividend payment, changes in borrowing levels, and our acquisition-related activities.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), GAAP non-recognition of revenue for inventory in the distribution channel at the acquisition dates for our acquisitions, revenue recognition changes related to Micrel distributors, revenue recognition changes related to ISSC distributors, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales outlook for the March 2016 quarter reflects revenue from the sell-through of products from Micrel's distributors that the distributors owned as of the acquisition date that is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax provision (benefit)/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically,

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2016 quarter of $45 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales	$540,344	$528,710	$1,615,687	$1,603,829
Cost of sales	247,626	226,751	713,002	687,897
Gross profit	292,718	301,959	902,685	915,932

Research and development	97,022	88,697	276,958	261,881
Selling, general and administrative	76,270	66,668	223,377	207,037
Amortization of acquired intangible assets	48,312	47,582	126,764	129,659
Special (income) charges, net	(5,018)	1,003	3,187	2,082
Operating expenses	216,586	203,950	630,286	600,659

Operating income	76,132	98,009	272,399	315,273
Losses on equity method investments	(56)	(62)	(289)	(129)
Other expense, net	(25,918)	(11,756)	(48,430)	(31,258)

Income before income taxes	50,158	86,191	223,680	283,886
Income tax (benefit) provision	(11,053)	1,393	(32,890)	17,141
Net income	61,211	84,798	256,570	266,745
Less: Net loss attributable to noncontrolling interests	—	1,259	207	2,862
Net income attributable to Microchip Technology	$61,211	$86,057	$256,777	$269,607

Basic net income per common share attributable to Microchip Technology stockholders	$0.30	$0.43	$1.26	$1.34
Diluted net income per common share attributable to Microchip Technology stockholders	$0.28	$0.39	$1.18	$1.20

Basic common shares outstanding	203,294	201,203	203,267	200,673
Diluted common shares outstanding	217,975	223,487	217,280	224,433

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2015	2015
	(Unaudited)
Cash and short-term investments	$1,007,900	$1,958,869
Accounts receivable, net	248,006	273,937
Inventories	319,524	279,456
Deferred tax assets	—	71,045
Assets held for sale	—	13,989
Other current assets	57,291	67,321
Total current assets	1,632,721	2,664,617

Property, plant & equipment, net	622,842	581,572
Long-term investments	1,389,989	383,326
Other assets	1,801,001	1,151,198
Total assets	$5,446,553	$4,780,713

LIABILITIES AND EQUITY

Accounts payable and other accrued liabilities	$180,332	$187,844
Deferred income on shipments to distributors	163,582	166,128
Total current liabilities	343,914	353,972

Long-term line of credit	1,008,452	461,952
Senior convertible debentures	1,203,048	1,174,036
Junior convertible debentures	194,974	190,870
Long-term income tax payable	106,081	114,336
Long-term deferred tax liability	422,667	381,192
Other long-term liabilities	41,073	43,329

Microchip Technology stockholders' equity	2,126,344	2,044,654
Noncontrolling interests	—	16,372
Total equity	2,126,344	2,061,026
Total liabilities and equity	$5,446,553	$4,780,713

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Net sales, as reported	$540,344	$528,710	$1,615,687	$1,603,829
Distributor revenue recognition adjustment	11,669	7,118	29,710	9,587
Non-GAAP net sales	$552,013	$535,828	$1,645,397	$1,613,416

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Gross profit, as reported	$292,718	$301,959	$902,685	$915,932
Distributor revenue recognition adjustment, net of product cost	6,936	3,203	18,399	4,565
Share-based compensation expense	2,270	2,290	6,325	6,985
Acquisition-related restructuring and acquired inventory valuation costs	17,817	4,191	27,449	24,692
Non-GAAP gross profit	$319,741	$311,643	$954,858	$952,174
Non-GAAP gross profit percentage	57.9%	58.2%	58.0%	59.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Research and development expenses, as reported	$97,022	$88,697	$276,958	$261,881
Share-based compensation expense	(7,855)	(7,075)	(23,623)	(20,645)
Non-GAAP research and development expenses	$89,167	$81,622	$253,335	$241,236
Non-GAAP research and development expenses as a percentage of net sales	16.2%	15.2%	15.4%	15.0%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Selling, general and administrative expenses, as reported	$76,270	$66,668	$223,377	$207,037
Share-based compensation expense	(6,840)	(5,454)	(24,155)	(15,783)
Acquisition-related costs	(1,461)	(523)	(4,698)	(3,260)
Non-GAAP selling, general and administrative expenses	$67,969	$60,691	$194,524	$187,994
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.3%	11.3%	11.8%	11.7%

- - more - -

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating expenses, as reported	$216,586	$203,950	$630,286	$600,659
Share-based compensation expense	(14,695)	(12,529)	(47,778)	(36,428)
Acquisition-related costs	(1,461)	(523)	(4,698)	(3,260)
Amortization of acquired intangible assets	(48,312)	(47,582)	(126,764)	(129,659)
Special income (charges), net	5,018	(1,003)	(3,187)	(2,082)
Non-GAAP operating expenses	$157,136	$142,313	$447,859	$429,230
Non-GAAP operating expenses as a percentage of net sales	28.5%	26.6%	27.2%	26.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating income, as reported	$76,132	$98,009	$272,399	$315,273
Distributor revenue recognition adjustment	6,936	3,203	18,399	4,565
Share-based compensation expense	16,965	14,819	54,103	43,413
Acquisition-related restructuring, acquired inventory valuation and other costs	19,278	4,714	32,147	27,952
Amortization of acquired intangible assets	48,312	47,582	126,764	129,659
Special (income) charges, net	(5,018)	1,003	3,187	2,082
Non-GAAP operating income	$162,605	$169,330	$506,999	$522,944
Non-GAAP operating income as a percentage of net sales	29.5%	31.6%	30.8%	32.4%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Other expense, net, as reported	$(25,918)	$(11,756)	$(48,430)	$(31,258)
Gain on equity securities and equity method investment	(83)	—	(16,147)	—
Non-cash other expense, net	12,813	2,501	37,085	7,311
Impairment on available-for-sale investment	3,995	—	3,995	—
Other expenses on acquisition restructuring	501	—	501	—
Non-GAAP other expense, net	$(8,692)	$(9,255)	$(22,996)	$(23,947)
Non-GAAP other expense, net, as a percentage of net sales	(1.6)%	(1.7)%	(1.4)%	(1.5)%

- - more - -

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Income tax (benefit) provision, as reported	$(11,053)	$1,393	$(32,890)	$17,141
Income tax rate, as reported	(22.0)%	1.6%	(14.7)%	6.0%
Distributor revenue recognition adjustment	2,556	448	6,810	823
Share-based compensation expense	5,460	3,632	17,566	6,885
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	12,797	5,799	32,781	14,696
Special (income) charges, net	(201)	339	1,414	723
Non-cash other expense, net	4,722	929	13,734	2,716
Gain on equity securities and equity method investment	(31)	—	(31)	—
Impairment on available-for-sale investment	1,472	—	1,472	—
Non-recurring tax events	(301)	3,931	12,406	9,983
Non-GAAP income tax provision	$15,421	$16,471	$53,262	$52,967
Non-GAAP income tax rate	10.0%	10.3%	11.0%	10.6%

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to Microchip Technology, as reported	$61,211	$86,057	$256,777	$269,607
Noncontrolling interests	—	(1,533)	(375)	(3,623)
Distributor revenue recognition adjustment, net of tax effect	4,380	2,755	11,589	3,742
Share-based compensation expense, net of tax effect	11,505	11,187	36,537	36,528
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	55,294	46,497	126,631	142,915
Special (income) charges, net of tax effect	(4,817)	664	1,773	1,359
Gain on equity securities and equity method investment, net of tax effect	(52)	—	(16,116)	—
Non-cash other expense, net of tax effect	8,091	1,572	23,351	4,595
Impairment on available-for-sale investment, net of tax effect	2,523	—	2,523	—
Non-recurring tax events	301	(3,931)	(12,406)	(9,983)
Non-GAAP net income attributable to Microchip Technology	$138,436	$143,268	$430,284	$445,140
Non-GAAP net income attributable to Microchip Technology as a percentage of net sales	25.1%	26.7%	26.2%	27.6%

Diluted net income per common share attributable to Microchip Technology stockholders, as reported	$0.28	$0.39	$1.18	$1.20
Non-GAAP diluted net income per common share attributable to Microchip Technology stockholders	$0.64	$0.64	$1.98	$1.99
Diluted common shares outstanding, as reported	217,975	223,487	217,280	224,433
Diluted common shares outstanding Non-GAAP	217,975	223,077	217,109	223,883

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

Microchip will host a conference call today, February 3, 2016 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 10, 2016.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) February 3, 2016 and will remain available until 8:00 p.m. (Eastern Time) on February 10, 2016. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 6929841.

Cautionary Statement:

The statements in this release relating to our December quarter financial results positioning us well, expecting to close the Atmel acquisition in the second calendar quarter of 2016, the broad-based weakness that the industry is experiencing, being confident that we are gaining market share in every microcontroller market we compete in, continuing to deliver innovative new microcontrollers that we believe will enable us to grow faster than the market and gain market share, continuing to develop and introduce new proprietary products to fuel the future growth of our analog business, our belief that our business has stabilized and that the majority of the inventory correction is behind us, that the March quarter will be impacted negatively by the Chinese New Year holidays, that the March quarter is the strongest quarter of the year in Europe for Microchip, expecting our non-GAAP net sales to be flat to up 3% in the March quarter, that our MOST technology is a leading standard for automotive infotainment, our fourth quarter fiscal 2016 guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the March 2016 quarter and for all of fiscal 2016, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, net cash generation, and assumed average stock price in the March 2016 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), the timing of the closing of the Atmel acquisition, the satisfaction of the conditions to closing in the Atmel acquisition agreement (including obtaining Atmel stockholder approval and regulatory clearances), any termination of the Atmel acquisition agreement, fluctuations in Microchip's stock price which would impact the number of shares that Microchip issues in the Atmel transaction; changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be

- - more - -

Microchip Technology Reports
Third Quarter Fiscal Year 2016
Financial Results

shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees from our recent Micrel acquisition, retain key employees and customers and otherwise realize the expected synergies and benefits of our recent acquisitions (including Micrel); our ability to continue to realize the expected benefits of our other acquisitions (including our pending acquisition of Atmel); the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers, the Atmel transaction or other issues; our actual average stock price in the March 2016 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 3, 2016 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, MOST, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

- - end - -